UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2021

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 23, 2021 (the “Closing Date”), Bright Horizons Family Solutions LLC (the “Borrower”), a wholly-owned indirect subsidiary of Bright Horizons Family Solutions Inc. (the “Company”), entered into an Amendment Agreement, by and among the Borrower, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer (each term as defined in the New Credit Agreement (as defined below)), Bank of America, N.A., as the 2021 Term B Lender (as such term is defined therein), and the other Lenders (as such term is defined in the New Credit Agreement) party thereto (the “Amendment Agreement”), which attaches the new Second Amended and Restated Credit Agreement as an annex thereto.

The Amendment Agreement, through the Second Amended and Restated Credit Agreement, amends and restates the Borrower’s existing Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Bright Horizons Capital Corp., JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, the lenders and other parties party thereto from time to time (as amended and restated by the Incremental and Amendment and Restatement Agreement, dated as of November 7, 2016 and as further amended by the Amendment Agreement, dated as of May 8, 2017, the Amendment to Credit Agreement, dated as of November 30, 2017, the Third Amendment to Credit Agreement, dated as of May 31, 2018, the Fourth Amendment to Credit Agreement, dated as of April 24, 2020, the Fifth Amendment to Credit Agreement, dated as of May 7, 2020, and the Sixth Amendment to Credit Agreement, dated as of May 26, 2021, the “Original Credit Agreement”). The Original Credit Agreement, as amended and restated by the Amendment Agreement, is referred to herein as the “New Credit Agreement”. Capitalized terms herein not otherwise defined have the meaning ascribed to them in the New Credit Agreement.

The New Credit Agreement provides for, among other things, (1) a new seven-year $600 million term B loan facility and (2) a new five-year $400 million term A loan facility, the proceeds of which, together with cash on hand, were used to refinance all of the Borrower’s outstanding term loans under the Original Credit Agreement (including accrued and unpaid interest) and to pay all related fees and expenses. In addition, the New Credit Agreement maintains the Borrower’s $400 million revolving credit facility maturing in May 2026 (the term A loan facility, the term B loan facility and the revolving credit facility, collectively, the “Senior Facilities”). The interest rate, payment terms and availability of the revolving credit facility under the New Credit Agreement have not been modified from the Original Credit Agreement.

Borrowings under the new term B loan facility bear interest at a rate per annum of the Base Rate plus 1.25% or the Eurocurrency Rate (or an applicable benchmark replacement) plus 2.25%. Borrowings under the new term A loan facility bear interest at a rate per annum equal to the Base Rate plus a margin ranging from 0.50% to 0.75% or the Eurocurrency Rate plus a margin ranging from 1.50% to 1.75%, which is the same as the rate per annum applicable to revolving credit facility borrowings. The Eurocurrency Rate option is one, three or six month adjusted LIBOR, as selected by the Borrower, or, with the approval of the applicable lenders, nine or twelve months or less than one month adjusted LIBOR, subject to an interest rate floor of 0.50%, in the case of term B loan borrowings, and 0.00%, in the case of term A loan borrowings and revolving credit facility borrowings. The Base Rate is the highest of (x) the prime rate quoted by The Wall Street Journal, (y) the greater of the federal funds rate and the overnight bank funding rate, in either case, plus 0.50%, and (z) the one-month Eurocurrency Rate plus 1.00%, subject to an interest rate floor of 1.50%, in the case of term B loan borrowings, and 1.00%, in the case of term A loan borrowings and revolving credit facility borrowings.

The new term B loan facility requires scheduled quarterly amortization payments equal to 1% per annum of the original aggregate principal amount of the term B loans, and the term A loan facility requires scheduled annual amortization payments equal to 2.5% per annum for years 1-3, 5% per annum in year four and 7.5% per annum in year five, in each case, of the original aggregate principal amount of the term A loans.

The New Credit Agreement requires certain mandatory prepayments of outstanding loans under the term A loan facility and term B loan facility, subject to certain exceptions, based on 50% of the Borrower’s annual excess cash flow (with step-downs to 25% and 0% based upon its consolidated first lien net leverage ratio), the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions, and the net cash proceeds of any issuance of debt, excluding permitted debt issuances (other than debt issuances that refinance all or a portion of the term A loan facility or term B loan facility).

Voluntary prepayments of the term B loans in connection with repricing transactions on or prior to the six month anniversary of the Closing Date will be subject to a call premium of 1.0%. Otherwise, all outstanding loans under the Senior Facilities may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to Eurocurrency Rate loans.

The Senior Facilities are guaranteed by the guarantors under the Original Credit Agreement and are secured by the collateral securing the Original Credit Agreement.

The term A loan facility and the revolving credit facility require that the Borrower maintain a maximum consolidated first lien net leverage ratio of no greater than 4.25:1.00 as of the last day of the most recently-ended fiscal quarter for which financial statements have been (or were required to be) delivered under the New Credit Agreement for the period of four consecutive fiscal quarters then-ended. In addition, the Senior Facilities contain certain negative covenants that limit the ability of the Borrower and its subsidiaries, among other things, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends, make other restricted payments and enter into transactions with affiliates, in each case, subject to certain significant exceptions. The New Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default.

Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, the Borrower, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the Company, the Borrower, their subsidiaries or their respective affiliates in the ordinary course of their business.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth, or incorporated by reference, in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1*	Amendment Agreement, dated as of November 23, 2021, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, Bank of America, N.A., as the 2021 Term B Lender, and the other Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	November 24, 2021	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer